Code of Ethics

as adopted by

Aquarius Fund Distributors, LLC

Pursuant to Rule 17j-1 of the Investment Company Act of 1940

I.          Introduction

            Aquarius Fund Distributors, LLC (the “Distributor”) recognizes the importance of high ethical standards in the conduct of its business and requires that this Code of Ethics (the “Code”) be observed by each Access Person (herein defined below in Section III).  All recipients of this Code are hereby directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein.

            While compliance with the provisions of the Code is anticipated, Access Persons should be aware that in response to any violations, the Distributor will take whatever action is deemed appropriate under the circumstances including, but not necessarily limited to, dismissal of such Access Person.  Technical compliance with the Code’s procedures will not automatically insulate trades from scrutiny that show a pattern of abuse of an individual’s fiduciary duties to the Trust.  Access Persons must not take inappropriate advantage of their positions and the access to information that comes with their positions.

II.         Purpose

                        This Code has been adopted by the Distributor pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).  Rule 17j-1 generally prohibits fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if affected by persons associated with such companies.  The purpose of this Code is to provide regulations and procedures consistent with the 1940 Act and Rule 17j-1.

            The basic tenets of Rule 17j-1 are as follows:

            It is unlawful for any Access Person, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be acquired by a Fund:

A.   To employ any device, scheme or artifice to defraud the Trust;

B.   To make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

C.   To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Trust; or

D.   To engage in any manipulative practice with respect to the Trust.

III.       Definitions

A.   “Trust” means any trust which has engaged Distributor to serve as its principal underwriter pursuant to a written agreement.  Any reference herein to the Trust will also be deemed a reference to any Fund, unless there is a specification to the contrary.

B.   “Fund” means each of the series of the Trust, and all the series that will become a part of the Trust’s complex.  Any reference herein to the Fund will be deemed a reference to the Trust, unless there is a specification to the contrary.

C.   “Access Person,” means any director, manger or officer of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Securities.

D.   “Distributor” means Aquarius Fund Distributors, LLC.

E.   “Independent Trustee” is anyone who sits on the Board of Trustees of the Trust and who has no relationship with the Trust other than that of Trustee, and who is not otherwise classifiable as an Access Person; and who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

F.   A Security is “being considered for purchase or sale” when a recommendation to purchase or sell a Security has been made and communicated or, with respect to the person making the recommendation, when such person considers making such a recommendation or when there is any outstanding order to purchase or sell that security.

G.   “Control” means the power to exercise a controlling influence over the management or policies of the Distributor.  See Section 2(a)(9) of the 1940 Act.

H.   “Investment Personnel” means (1) any employee of the Distributor (or of any company in a Control relationship to the Distributor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, and (2) any natural person who Controls the Distributor and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by the Fund.

I.    “Beneficial Ownership” means ownership of securities or securities accounts by or for the benefit of a person, or such person’s “family member,” including any account in which the person or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney.  The term “family member” means any person’s spouse, child or other relative, whether related by blood, marriage, or otherwise, who either resides with, is financially dependent upon, or whose investments are controlled by that person.  The term also includes any unrelated individual whose investments are controlled and whose financial support is materially contributed to by that person, such as a “significant other.”

J.    “Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short term debt securities which are “government securities” within the meaning of Section 2(a)(16) of the 1940 Act, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

K.   “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

L.   “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act of 1933, as amended.

M.  “Purchase or Sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

N.   “Security Held or to be Acquired” by a Fund means any Security which, within the most recent 15 days, (1) is being or has been held by the Fund, or (2) is being or has been considered by the Fund or the adviser to the Fund for purchase by the Fund.

O.   “Compliance Officer” shall mean, with respect to the Distributor, the person appointed by the board of the Distributor, to administer the Code and shall include other person(s) designated by the Compliance Officer to administer the Code.

IV.       Exempted Transactions

The prohibitions of Section V of this Code shall not apply to:

A.   Purchases or sales affected in any account over which the Access Person has no direct or indirect influence or control.

B.   Open-end mutual funds, including money market funds purchased or sold directly through the fund or its transfer agent.

C.   Purchases which are made by reinvesting cash dividends pursuant to an automatic dividend or distribution reinvestment program or employee stock option plan (this exception does not apply to optional cash purchases).

D.   U.S. Government Securities purchased directly from the U.S. Government.

E.   Bank certificates of deposits purchased directly from a bank.

F.   Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

G.   Purchases or sales, which are non-volitional on the part of the Access Person.

V.         Compliance Procedures

A.   General Prohibition:

            No Access Person shall purchase or sell directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale;

(a)  is being considered for purchase or sale by a Fund, or

(b)  is being purchased or sold by a Fund.

B.   Conflicts of Interest:

            Each Access Person has the duty to disclose to the Distributor, any interest whatsoever that he or she may have in any firm, corporation or business unit with which he or she is called upon to deal as part of his or her assigned duties with the Distributor, or any other activity that the Access Person reasonably believes presents a potential conflict of interest.  This disclosure should be timely so that the Distributor may take such action concerning the conflict as deemed appropriate by its Compliance Officer and/or legal counsel.

Use Form E attached hereto to disclose any conflicts of interest.

C.   Gifts:

            Access Persons may not accept any fee, commission, gift, or services, other than de minimis gifts, from any persons or entities doing business with or on behalf of the Trust.

D.   Service as a Board Member:

            No Investment Personnel may serve on the board of a publicly traded company unless prior authorization is obtained from the Compliance Officer based on a determination that (1) the business of such company does not conflict with the interests of the Trust, (2) service would be consistent with the best interests of the Trust and its shareholders, and (3) service is not prohibited by law.  If such service is authorized, procedures will then be put in place to isolate such Investment Personnel serving as directors of outside entities from those making investment decisions on behalf of the Trust.  Advanced notice should be given so that the Trust may take such action concerning the conflict as deemed appropriate by the Compliance Officer.

Use Form E attached hereto to disclose any intent to serve as a board member of a publicly traded company.

E.   Initial Public Offerings:

            Investment Personnel must obtain prior approval from the Compliance Officer before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering.  Those Investment Personnel who have obtained prior approval and made an investment in an Initial Public Offering or a Limited Offering must disclose (on Form E) the investment to the Compliance Officer when such Investment Personnel play a part in any subsequent consideration of an investment in any such issuer by a Fund.  Under such circumstances, the Fund’s decision to purchase securities of the issuer of the Initial Public Offering or the Limited Offering must be subject to independent review by the Compliance Officer or Investment Personnel with no personal interest in the issuer.

            Use Form E attached hereto for Initial Public Offering or Limited Offering disclosures.

F.   Purchases or Sales by Investment Personnel:

            No Investment Personnel may execute a personal Securities transaction within 7 calendar days before and after a Fund for which he or she is responsible trades in that Security.

G.   Short-Term Trading Profits:

            Investment Personnel may not profit from the purchase and sale, or sale and purchase, of the same or equivalent Securities within 60 calendar days.

VI.       Sanctions

If the Compliance Officer discovers that an Access Person has violated any provision of the Code, the Compliance Officer may impose such sanctions as he or she deems appropriate, including, but not limited to, a letter of censure, suspension with or without pay, or termination of employment.  Serious cases may be referred to law enforcement or regulatory authorities.  Any violations shall be reported to the Trustees of the Trust at the next meeting of the Trustees occurring after the Compliance Officer becomes aware of the violation.

            Any profits realized on personal transactions in violation of the Code must be disgorged in a manner directed by the Compliance Officer.

VII.      Reporting and Monitoring

A.   The Compliance Officer shall monitor the personal trading activity of all Access Persons pursuant to the procedures established under this Code.  The forms (Forms A–E) attached hereto are designed to achieve this purpose.

B.   Each Access Person shall submit to the Compliance Officer:

a.    Initial Holdings Report.  No later than 10 days after the person becomes an Access Person, the following information:

i. The title, number of shares and principal amount of each Security in which the Access Person had any Beneficial Ownership when the person became an Access Person;

ii.            The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

iii.           The date that the report is submitted by the Access Person.

Use Form D attached hereto for the Initial Holdings Report.

b.   Quarterly Transaction Report.  No later than 10 days after the end of a calendar quarter, the following information:

i. With respect to any transaction during the quarter in a Security in which the Access Person had any Beneficial Ownership:

1.   The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

2.   The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.   The price of the Security at which the transaction was effected;

4.   The name of the broker, dealer or bank with or through which the transaction was effect; and

5.   The date that the report is submitted by the Access Person.

ii.            With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

1.   The name of the broker, dealer or bank with whom the Access Person established the account;

2.   The date the account was established; and

3.   The date that the report is submitted by the Access Person.

Use Form A attached hereto for the Quarterly Transaction Report.

c.    Annual Holdings Report.  Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

i. The title, number of shares and principal amount of each Security in which the Access Person had any Beneficial Ownership;

ii.            The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

iii.           The date that the report is submitted by the Access Person.

Use Form B attached hereto for the Annual Security Holdings Report.

C.   Each Access Person shall complete an Annual Certification on the form attached as Form C (or as revised from time to time) that he or she has received, read and understood the Code and that he or she is subject to and has complied with each of the Code’s provisions applicable to such person.

D.   The Compliance Officer shall prepare annually a written report for the Board of Trustees which (1) describes any issues arising under the Code since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code and sanctions imposed in response thereto and (2) certifies that the Distributor has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

E.   All reports furnished pursuant to this Code will be maintained on a confidential basis and will be reasonably secured to prevent access to such records by unauthorized personnel.

F.   An Access Person need not make a Quarterly Transaction Report under Section VII(B) if all of the information required in such report would duplicate information contained in broker trade confirmations or account statements received by the Distributor with respect to the Access Person in the time period required by Section VII(B).

VIII.     Recordkeeping

The Distributor will maintain the following records at their principal place of business:

A.   A copy of this Code in an easily accessible place;

B.   A record of any violation of the Code, and any action taken as a result of the violation, in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

C.   A copy of each report made by an Access Person for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place;

D.   A record of all persons, currently or within the past five years, who are or were required to make reports as required by this Code, or who are or were responsible for reviewing these reports, in an easily accessible place;

E.   A copy of each report required by Section VII(D) of the Code for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place; and

F.   A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Section V(E) of the Code for at least five years after the end of the fiscal year in which the approval is granted.

IX.       Conclusion

Upon receipt of this Code, all personnel must read the Code and complete all relevant forms (attached hereto).

Adopted/Revised: September 2, 2003

Revised January 1, 2004 to change Aquarius Fund Distributors, Inc. to Aquarius Fund Distributors, LLC

Code of Ethics (Form A)

as adopted by

Aquarius Fund Distributors, LLC

Pursuant to Rule 17j-1 of the Investment Company Act of 1940

Quarterly Transaction Report

Calendar quarter ended:                March 31, _______                                   June 30, _______

(Circle & Complete One)

                  September 30, _______                    December 31, _______

This report is submitted by  ____________________________________________ (print name).

I certify that the transactions listed below are the only transactions effected in Securities of which I had Beneficial Ownership, as defined in Section III(I) of the Code, during the calendar quarter noted above.

Date of	*Type of	Security	Number of	Principal	Price	Broker/
Transaction	Transaction		Shares	Amount		Dealer

*P = Purchase, S = Sale, E = Exercise of Option                   (Use additional sheets if necessary)

Signature                                                                                 Position

Print Name                                                                              Date

Code of Ethics (Form B)

as adopted by

Aquarius Fund Distributors, LLC

Pursuant to Rule 17j-1 of the Investment Company Act of 1940

Annual Holdings Report for the Year Ended December 31, ____

This report is submitted by  ________________________________________ (print name).

I certify that the transactions listed below are the only transactions effected in Securities of which I had Beneficial Ownership, as defined in Section III(I) of the Code, as of the year indicated above.

Title/Type of Security	Number of Shares	Principal Amount

                                                                                                (Use additional sheets if necessary)

Signature                                                                                 Position

Print Name                                                                              Date

Code of Ethics (Form C)

as adopted by

Aquarius Fund Distributors, LLC

Pursuant to Rule 17j-1 of the Investment Company Act of 1940

1940

Annual Certification of Compliance with the Code

            I, ____________________________, hereby certify that I have received the Code of Ethics (the “Code”) adopted and/or revised as of September 2, 2003 pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended, and that I have read and understood the Code.  I further certify that I am subject to the Code and have complied with each of the Code’s provisions to which I am subject, including the disclosure of all personal Securities in which I have Beneficial Ownership, as defined in Section III(I) of the Code.

Signature                                                                                 Position

Print Name                                                                              Date

Code of Ethics (Form D)

as adopted by

Aquarius Fund Distributors, LLC

Pursuant to Rule 17j-1 of the Investment Company Act of 1940

Initial Holdings Report

            I hereby certify that the following is a complete listing of all Securities* (other than open-end mutual funds and other exempt securities as described in Section IV of the Code) Beneficially Owned (as defined in Section III(I) of the Code) by me as of the date hereof.

            *Note:  The term “Securities” is defined in the Code and includes all stocks, bonds, derivatives, private placements, limited partnership interests, etc.  Failure to fully disclose all Securities will be considered a violation of the Code.

Name of Security	Type of Security	Number of Shares or Principal Value of Bonds	Year Acquired

(Use additional sheets if necessary)

Signature                                                                                 Position

Print Name                                                                              Date